EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                                   AS ADDED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of El Capitan Precious Metals, Inc. (the "Company") on Form 10-KSB for the year ended September 30, 2003 I, Charles C. Mottley, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbarnes-Oxley Act of 2002, that:

   (1) such Annual Report on Form 10-KSB of El Capitan Precious Metals, Inc. for the year ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) the information contained in such Annual Report on Form 10-KSB of El Capitan Precious Metals, Inc. for the year ended September 30, 2003, fairly presents, in all material respects, the financial condition and result of operations of the El Capitan Precious Metals, Inc.



                             /s/ Charles C. Mottley
                             --------------------------------------
                             Charles C. Mottley
                             Chief Executive and Financial Officer
                             February 13, 2004

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARIES AND WILL BE RETAINED BY EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARIES AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.